Exhibit 99.1

BioLife Solutions Appoints Raymond W. Cohen as Chairman and Joe Schick to Board of Directors

Proven Medtech Executives Strengthen Board Stewardship as Company Positions for High Growth and Increased Shareholder Value

BOTHELL, WA — November 19, 2013 —BioLife Solutions, Inc. (OTCQB: BLFS), a leading developer, manufacturer and marketer of proprietary clinical grade hypothermic storage and cryopreservation freeze media for cells and tissues, and contract aseptic media manufacturer, today announced that it has appointed a new chairman of the board and also a new director.

Current board director Raymond Cohen was appointed non-executive Chairman of the Board, replacing Mike Rice, President & CEO, who remains in that role and on the board.  Cohen is currently the Chairman of the Board of Lombard Medical Technologies, PLC, a UK public medical device company.  He is also Chairman of the Board of JenaValve Technology, Inc., a privately held, Munich-based medical device company.  Cohen is also a director of Spectrum Pharmaceuticals, Syncroness, Inc., and LoneStar Heart, Inc. He was most recently the Chief Executive Officer of Vessix Vascular, Inc., and led its November 2012 acquisition by Boston Scientific, a deal valued at up to $425 million.

The Company also announced that Joe Schick, a senior financial leader for several high growth companies, has joined its board of directors, replacing Roderick de Greef, who resigned from the board to devote time to his personal interests.  Schick is currently the Chief Financial Officer of Corbis Corporation, a privately held global digital media company. Concurrent with the commencement of his service as a director, Schick was also nominated and appointed Chairman of the Company’s Audit Committee.

In a long and successful finance career starting at Arthur Andersen, Schick brings public company financial experience from his tenure with Expedia from 1999 through 2006 where he held roles of increasing scope and responsibility, including serving as the Senior Vice President of Finance.  Since 2006, Schick has been the Chief Financial Officer at Vertafore, a software company, and at Talyst, a hardware/software pharmacy automation company, before joining Corbis earlier this year. He holds a B.S. degree in Accounting from the University of Illinois, and is a Certified Public Accountant.

Mike Rice, BioLife Solutions CEO, commented, “These appointments really strengthen our board and will be very beneficial as we execute our growth strategies. I am very pleased with the appointment of Ray Cohen as Chairman and with the addition of Joe Schick to our board of directors. Both have deep experience in corporate strategy, fundraising, and M & A activities. We’re actively seeking complementary products and technologies to license and acquire to enable BioLife to offer a broader portfolio of biopreservation tools, some of which may require fundraising, so having Ray more involved and Joe participating in these activities will be very helpful.”

Rice continued, “Our board wishes to thank Rod de Greef for his many years of leadership, strategic consulting, and service on BioLife’s board of directors.  Rod was invaluable in assisting management and the board in transforming BioLife into the valuable enterprise it is today.”

About BioLife Solutions

BioLife Solutions develops, manufactures and markets hypothermic storage and cryopreservation solutions and high performance thermal packaging products for cells, tissues, and organs. The Company’s proprietary HypoThermosol® and CryoStor® platform of solutions are highly valued in the biobanking, drug discovery, and regenerative medicine markets. BioLife’s products are serum-free and protein-free, fully defined, and are formulated to reduce preservation-induced cell damage and death.  BioLife’s enabling technology provides commercial companies and clinical researchers significant improvement in shelf life and post-preservation viability and function of cells, tissues, and organs.  For more information please visit www.biolifesolutions.com, and follow BioLife on Twitter.

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning our financial and business outlook for 2013, and other anticipated developments related to us, our business or customers. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including the factors described in our risk factors set forth in our filings with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

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Media & Investor Relations
Daphne Taylor
Senior Vice President, Chief Financial Officer
(425) 402-1400
dtaylor@biolifesolutions.com